(HOUSEHOLD INTERNATIONAL LOGO)
(News Release Paper)


             HOUSEHOLD NAMES CHIEF FINANCIAL OFFICER
             ---------------------------------------

     PROSPECT HEIGHTS, IL, May 11, 1994 -- Household
International announced today that David A. Schoenholz has been named senior vice president-chief financial officer. The post is a new position at Household.

     Mr. Schoenholz had been chief accounting officer.

     Mr. Schoenholz, 42, joined Household in 1985 as director of internal audit. In 1987 he was named vice president and controller, and in 1993 was appointed chief accounting officer.

     Before joining Household Mr. Schoenholz was employed by Arthur Andersen and Company and the Commodore Corporation. He is a graduate of Duke University and the Harvard Business School.

     In his new position Mr. Schoenholz will report to Donald C.
Clark, chairman and chief executive officer of Household.

     Mr. Schoenholz is a member of the American Institute of Certified Public Accountants, the Illinois Society of Certified
Public Accountants and The Financial Executives Institute. He and his wife, Susan, live in Barrington, Illinois.

     Household International, Inc. is a major provider of consumer finance and banking services and consumer insurance and investment products.

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